SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2003

Date of Report
(Date of earliest event reported)

QLT INC.

(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada	0-17082	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

887 Great Northern Way, Vancouver, BC V5T 4T5, Canada
(Address of principal executive offices, including zip code)

(604) 872-7881
(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events and Regulation FD Disclosure

On August 11, 2003, QLT Inc. (the “Company”) issued a press release announcing that the Company intends to sell $150 million aggregate principal amount of convertible senior notes due 2023 (the “Notes”), plus up to $22.5 million of Notes issuable upon the exercise of the initial purchasers’ option, in a private placement.  A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company also issued a press release announcing that it intends to repurchase up to $50 million of its common shares, subject to regulatory approval.  A copy of the press release issued by the Company is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

99.1                           Press release issued by QLT Inc. dated August 11, 2003, announcing convertible senior note offering

99.2                           Press release issued by QLT Inc. dated August 11, 2003, announcing share repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2003

QLT INC.

By:	/s/ William J. Newell
	Name:	William J. Newell
	Title:	Senior Vice President and Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by QLT Inc. dated August 11, 2003, announcing convertible senior note offering

99.2	Press release issued by QLT Inc. dated August 11, 2003, announcing share repurchase program